UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        --------------------------------
                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 12, 2007
                                                         ----------------

                FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.
                ------------------------------------------------
             (Exact name of Registrant as specified in its charter)

         Maryland                      0-31957             38-0135202
         ---------                     -------             ----------
  (State or Other Jurisdiction       (Commission           (I.R.S. Employer
   of Incorporation)                  File Number)          Identification No.)

                   100 S. Second Ave., Alpena, Michigan 49707
                   ------------------------------------------
                    (Address of principal executive offices)
                                 (989) 356-9041
                                 --------------
               Registrant's telephone number, including area code

                                 Not Applicable
                                 --------------
          (Former Name or former address, if changed since last report)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))





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Item 1.01. Entry into a Material Definitive Agreement.

Change in Control Agreements. Effective October 12, 2007, the board of directors of First Federal of Northern Michigan (the "Bank"), the wholly-owned subsidiary of First Federal of Northern Michigan Bancorp, Inc., updated the change-in-control agreements with Martin A. Thomson, President and Chief Executive Officer and Michael W. Mahler, President and Chief Operating Officer to bring them into compliance with Section 409A of the Internal Revenue Code (the "Code"). These officers entered into substantially identical change-in-control agreements.

Following a change-in-control of the Company or the Bank, an officer is entitled to a payment under the change-in-control agreement if the officer's employment is involuntarily terminated during the term of such agreement, other than for cause, as defined, death or disability. Involuntary termination includes the officer's termination of employment during the term of the agreement and following a change-in-control as the result of a demotion, loss of title, office or significant authority, reduction in the officer's annual compensation or benefits, or relocation of the officer's principal place of employment by more than 25 miles from its location immediately prior to the change-in-control. In addition, for the first 12 months following a change-in-control, if the Bank (or the Bank's successor) fails to renew the change-in-control agreement, the officer can voluntarily resign and receive the severance payment.

In the event that an officer who is a party to a change-in-control agreement is entitled to receive payments pursuant to the change-in-control agreement, the officer will receive a cash payment of up to a maximum of two times the sum of base salary and highest rate of bonuses awarded to the officer over the prior three years, subject to applicable withholding taxes within sixty days of the officer's date of his termination. If the officer is a "specified employee" as defined in Code Section 409A, the cash severance payment will be made on the first day of the seventh month following the officer's termination of employment. For purposes of Code Section 409A, the officer's termination of employment must constitute a separation from service. In addition to the severance payment, each covered officer is entitled to receive life insurance and non-taxable medical and dental coverage for a period of up to 24 months from the date of termination, as well as a lump-sum payment equal to the excess, if any, of (a) the present value of benefits to which the officer would be entitled under the Bank's defined benefit plan if the officer had the additional years of service that he would have had if he had continued working for the Bank for 24 months following his termination, over (b) the present value of the benefits to which the officer is actually entitled under the Bank's defined benefit plan as of the date of his termination. Notwithstanding any provision to the contrary in the change-in-control agreement, payments under the change-in-control agreements are limited so that they will not constitute an excess parachute payment under Code Section 280G.

The change-in-control agreements for Messrs. Thomson and Mahler will be attached as Exhibits 10.1 and 10.2, respectively, to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2007. The above description of the agreements is qualified by reference to the agreements themselves.


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Item 9.01. Financial Statements and Exhibits.

     (a)  Financial Statements of Businesses Acquired: None

     (b)  Pro Forma Financial Information: None

     (c)  Shell company transactions: None

     (d)  Exhibits:

          Exhibit 10.1: Change in Control Agreement for Martin A. Thomson (to be filed supplementally)

          Exhibit 10.2: Change in Control Agreement for Michael W. Mahler (to be filed supplementally)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 FIRST FEDERAL OF NORTHERN MICHIGAN
                                 BANCORP, INC.


Date: October 18, 2007                By:  /s/ Amy E. Essex
      ----------------                     ---------------------------------
                                           Amy E. Essex
                                           Chief Financial Officer
                                           (Duly Authorized Representative)